Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (Nos. 333-232284, 333-232282 and 333-232277) and on Form S-8 (Nos. 333-232797 and 333-173161) of Apollo Global Management, Inc. of our report dated February 19, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Athene Holding Ltd., which appears in Athene Holding Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
February 19, 2021